================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           VOQAL COMMUNICATIONS, INC.
                 (Name of small business issuer in its charter)


             Nevada                     4813                 81-0643741
        (State or Other          (Primary Standard         (IRS Employer
        Jurisdiction of              Industrial           Identification #)
         Organization)          Classification Code)


        VOQAL COMMUNICATIONS, INC.           CAPITAL CORPORATE SERVICES, INC.
       2050 Russett Way, Suite 387             202 South Minnesota Street
        Carson City, Nevada 89703               Carson City, Nevada 89703
             (775) 884-6130                           (775) 884-0490
        (Address and telephone of              (Name, address and telephone
      registrant's executive office)            number of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATIONSTATEMENT

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

   Securities to be     Amount To Be  Offering Price   Aggregate    Registration
      Registered         Registered    Per Share[1]  Offering Price    Fee[2]

Common Stock              1,000,000    $      0.25   $     250,000    $ 29.43


Common Stock by Selling
Security Shareholders     2,740,000    $      0.25   $   685,000[3]   $ 80.62


[1] The offering price has been arbitrarily determined by VoQal Communications, Inc. ("VoQal") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2] The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.
[3] VoQal will not receive any of the proceeds from the sale of common stock by selling security shareholders.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS
                                   ----------

                           VOQAL COMMUNICATIONS, INC.

                             SHARES OF COMMON STOCK
         NO MINIMUM TO 1,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                       AND
                           VOQAL COMMUNICATIONS, INC.
                             SHARES OF COMMON STOCK
       2,740,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING
                                  SHAREHOLDERS


         Prior to this offering, there has been no public trading market for the common stock of VoQal Communications, Inc. ("VoQal"). VoQal is registering up to 1,000,000 shares of common stock at an offering price of $0.25. The maximum amount to be raised is $250,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by VoQal through its President and director. There will be no minimum amount of shares sold and VoQal will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by VoQal will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. VoQal will pay all expenses incurred in this offering. The Company's offering will be for a period of 90 days from the date this Prospectus becomes effective with the Securities and Exchange Commission and may be extended for an additional 90 days, if the Company chooses to do so.


         Concurrently with VoQal Communications, Inc.'s registration and offering of 1,000,000 common shares certain existing shareholders of the Company are selling 2,740,000 shares at an offering price of $0.25 per share for the duration of the offering, on a best efforts basis, no minimum, 2,740,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from the date this Prospectus is effective with the Security and Exchange Commission. VoQal does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

         Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 to $250,000 and the Company may receive little or no proceeds from the offering.

         The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the fixed price of $.25 per share for the duration of the offering. At present, the selling shareholders have no agreements with any broker/dealer to sell these shares. In the event that selling shareholder's shares are sold through a broker/dealer, a standard commission will be paid from the proceeds of the resold shares to that broker/dealer.

         The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE. PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Security and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Summary of Prospectus .....................................................   6

Risk Factors ..............................................................   8

Use of Proceeds ...........................................................  15

Determination of Offering Price ...........................................  16

Dilution of the Price You Pay for Your Shares .............................  16

Plan of Distribution; Terms of the Offering ...............................  19

Legal Proceedings .........................................................  20

Business ..................................................................  20

Management's Discussion and Analysis of Financial Condition and
 Results of Operations ....................................................  23

Management ................................................................  26

Executive Compensation ....................................................  27

Principal Shareholders ....................................................  28

Description of Securities .................................................  29

Certain Transactions ......................................................  30

Litigation ................................................................  31

Experts ...................................................................  31

Financial Statements ................................................... F1-F10

                      DEALER PROSPECTUS DELIVERY OBLIGATION
"Until _________________________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

Summary Information about VoQal Communications, Inc


VoQal Communications, Inc. ("VoQal") is a development stage Company and was organized on February 17, 2004 to enter into the Voice over Internet Protocol ("VoIP") service business. The Company's fiscal year end is December 31. Initially, management intends to license and brand existing personal computer
(PC) based telephony technology to begin offering its service. The Company intends to offer competitive long distance phone service enabling its customer's to place phone calls using computers on the Internet, with a marketing focus on various ethnic concentrations within the United States first and then globally.


Specifically, the Company intends to initially address the Chinese and Filipino and Korean populations in North American by providing low cost long distance telephony to their home countries.


In the United States, there are 2.4 million Chinese people - more than any other Asian group according to the US Census Bureau. The US Census Bureau also reports that there are 1.8 million Filipinos and 1.07 million Koreans, these groups represent three out of the four largest Asian American populations.


This recent influx of Asian Americans have created and opportunity in the long distance telephone market. An excerpt from the Insight Research Corporation research report on telecom and ethnic groups states that Asians spend more than any other group in long distance and international calls. The report further states "While telecom spending for the general population is expected to grow at a compound annual growth rate of approximately 10 percent, Hispanics and Asians show a much faster growth over the same time period."

Ethnic consumers are becoming a major force in the telecom market. Insight predicts that by 2005 they will spend over $65 billion dollars on local, long distance, ISP, and wireless services--approximately half of the current expenditures for all US consumers.

We were incorporated in the State of Nevada as a profit Company on February 17, 2004 and established a fiscal year end of December 31st. VoQal Communications, Inc. Initially, management intends to license and brand existing personal computer (PC) based telephony technology to begin offering its service.

Our business office is located at 2050 Russett Way, Suite 387, Carson City, Nevada 89703 and our telephone number is (775) 884 6130 and our fax number is
(775) 884 938.

As of December 31, 2005, our most recent year end, the Company had raised $20,200 through the sale of common stock. There is $ 2,975 of cash on hand and in the corporate bank account. VoQal currently has liabilities of $ 4,421 representing expenses accrued during the start-up of the corporation. In addition, VoQal anticipates the costs associated with this offering will be approximately $2,860. As of the date of this prospectus we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of VoQal filed with this prospectus.

Description of Property

Currently the Company does not own any property. The Company currently rents an office at 2050 Russett Way, Suite 387 Carson City, Nevada 89703.


Concurrent Offering By Selling Shareholders

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time VoQal is conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 32.4%. The price at which the selling shareholders offer their shares is a fixed price of $0.25 per share for the duration of the offering. VoQal will not receive any proceeds from the sale of the common stock by the selling shareholders. Currently the Company has 9 shareholders of common stock, 7 existing shareholders are endeavoring to sell their shares of common stock.


Summary Information About The Offering


Securities being Offered by    Up to 3,740,000 shares of common stock. 2,740,000
Selling Shareholders,          common shares being offered by selling
Common Stock, par value        shareholders. 1,000,000 shares of common stock
$0.001                         being offered by VoQal.

Offering Price Per Share by    $0.25 per share for the duration of the offering.
VoQal and Selling
Shareholders

Number of Shares               8,440,000 common shares are currently issued and
Outstanding Before the         outstanding.  2,740,000 of the issued and
Offering of Common Shares      outstanding shares are to be sold under this
                               prospectus by existing security shareholders.

Number of Shares               9,440,000 common shares (if maximum is sold).
Outstanding After the
Offering

Minimum Number of Shares to    None
be Sold in this Offering

Use of Proceeds                VoQal will not receive any proceeds from the sale
                               of the common stock by the selling shareholders.
                               If all 1,000,000 common shares being offered by VoQal are sold the total gross proceeds to VoQal would be $250,000. The intended use of the proceeds from VoQal's offering will be allocated towards personal computer (PC) based telephony technology license (VOIP) estimated at $110,000, software consultants (programmers) estimated at
                               $48,000 and Sales & Marketing estimated at
                               $56,000 and Administrative estimated at $18,000.
                               The total expenses associated with this offering;
                               including the preparation of this registration statement has been estimated at $4,827.

Offering Period                The shares are being offered for a period not to
                               exceed 90 days from the date this Prospectus is effective with the Security and Exchange
                               Commission, unless extended by the Company for an additional 90 days.


Terms of the Offering          The selling security shareholders will determine
                               when and how they will sell the common stock offered in this prospectus.

Summary of Financial Information


   Balance Sheet                     As of December 31, 2005
   --------------                    -----------------------
Total Assets                               $   2,975
Total Liabilities                          $   4,421
Shareholder's Equity                       $  (1,446)

                                  February 17, 2004 (inception)
   Operating Data                   through December 31, 2005
   --------------                   ------------------------
Revenue                                    $       0
Net Loss                                   $ (21,646)
Net Loss Per Share                         $   (0.00)


VoQal has had no revenues and has achieved losses since inception. VoQal has had no operations, and has been issued a going concern opinion upon the sole reliance of the sale of our common stock to fund future operations.


                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Auditor's Going Concern
-----------------------


THERE IS SUBSTANTIAL DOUBT ABOUT VOQAL'S ABILITY TO CONTINUE AS A GOING CONCERN


Our auditor's report on our December 31, 2005 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer and director may be unable or unwilling to loan or advance any additional capital to VoQal, we believe that if we do not raise at least $62,500 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to continue its licensing and or marketing efforts See "December 31, 2005 Audited Financial Statements - Auditors Report."

VoQal incurred an accumulative net loss of ($21,646)the period from inception to December 31, 2005, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the licensing and or marketing of personal computer (PC) based telephony technology. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.


Risks Related To Our Financial Condition
----------------------------------------

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT


Our current operating funds are adequate for corporate existence over the next twelve months. VoQal's cash balance as of December 31, 2005, is $2,975. VoQal will require additional financing in order to implement its business plans, and software licensing strategy.


If our licensing of personal computer (PC) based telephony technology is successful, we will require additional funds to markets the Company's products and services globally. Further, we will require additional financing to sustain business operations if we are not successful in earning revenues once our licensing and or development of our personal computer (PC) based telephony technology is complete. Currently we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market growth, popularity and acceptance of Voice over Internet Protocol ("VoIP") technology products and services, and pricing pressure from competitors that would affect the overall profitability of the Company. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."

BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT


VoQal is a development stage Company and has not even begun the initial stages of product licensing or development and thus we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 17, 2004 and to date have been involved primarily in organizational activities, and market research. Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the licensing and subsequent development of personal computer (PC) based telephony technology to enter into the Voice over Internet Protocol ("VoIP") marketplace.


We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the licensing and subsequent development of personal computer (PC) based telephony technology to enter into the Voice over Internet Protocol ("VoIP") marketplace.

As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

THE COMPANY'S INABILITY TO LICENSE OR DEVELOP PERSONAL COMPUTER (PC) BASED TELEPHONY TECHNOLOGY TO ENTER INTO THE VOICE OVER INTERNET PROTOCOL ("VOIP") MARKETPLACE MAY RESULT IN A LOSS OF YOUR INVESTMENT.

VoQal faces multiple risks associated with the licensing and development of personal computer (PC) based telephony technology to enter into the Voice over Internet Protocol ("VoIP") marketplace. The Company has no guarantee that it can license VOIP technology at a reasonable cost that will allow it to offer a profitable competitively priced product to the market. There can be no guarantee, regardless of the Company's best efforts in testing, and evaluating, that the VoIP software the Company licenses will operate properly once purchased and deployed. The Company also faces the risk that the software it purchases or licenses to deploy will become obsolete in a shorter than anticipated time frame leaving the Company with a product its target market will not purchase or use. Should the Company decide to develop its own software rather than license software there can be no assurance that the company can hire the required skilled programmers or consultants to complete the task, as the job market is very competitive for programmers and consultants with VoIP experience.

BECAUSE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

Prior to completion of our initial technology licensing and marketing effort, we anticipate that we will incur increased operating expenses without realizing any revenue. As the Company begins the process of researching and testing the VoIP software it would like to license, the Company will have to hire consultants that are experts in the area of VoIP software technology. The costs of such consultants can be significant and we therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenue from the sale of our VOIP technology, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable or unsuccessful at addressing these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

BECAUSE THE COMPANY IS RELIANT ON THE INTERNET AND EXISITING COMMUNICATIONS INFRASTRUCTURE ANY INTERFENCE OR SIGNIFICANT CHANGE MAY EFFORT OUR ABILITY TO CONDUCT BUSINESS

If the Internet infrastructure becomes unreliable, access to the Company's website may be impaired and its business may be harmed. The Company's success depends -greatly on the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop or be adequately maintained, the Company's business would be harmed because users may not be able to access the Company's website. Among other things, development and maintenance of a reliable infrastructure will require a reliable website with the necessary speed, data capacity, security, and timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is expected to continue to experience, significant increase in number of users and amount of use. If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face additional outages and delays in the future. These outages and delays could reduce Internet usage and use of the Company's website. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the Company's website may be reduced. Even if the Internet infrastructure is adequately developed and maintained, the Company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. The Company's website may also be subject to malicious attacks by hackers and software viruses, such attacks or viruses could render the Company's website inoperable for a substantial amount of time. There can be no assurance that the Company will have the financial means or technical know how to protect its website from such an attacks or recover from such an attack. Such additional expenses could severely harm the Company's financial results.

DUE TO PROPOSED TELECOMMINCATIONS REGULATIONS THAT WE MAY NOT BE ABLE TO COMPLY WITH WE MAY HAVE TO CEASE BUSINESS OPERATIONS

The Company is, and will continue to be, subject to governmental regulation laws of general application in the various governmental jurisdictions in which it operates or has offices, as to all of which the Company believes it is currently in material compliance. Any future of, and the cost of compliance with, these laws and regulations could have a material adverse effect on the Company's business, financial condition, and results of operation.


Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. ACTA have petitioned the FCC to regulate Internet Service Providers ("ISPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs. VoQal may be required to obtain licenses and VoQal cannot make assurances that it will be able to obtain any such licenses on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable.


BECAUSE THE COMPANY'S OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES THEY MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO OUR LICENSING AND DEVELOPMENT ACTIVITIES OUR PRODUCT DEVELOPMENT MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE


Mr. Dafoe, our Chief Executive Officer and sole director, has other outside business activities and will only be devoting approximately 10-12 hours per week to our operations; our operations may be sporadic and occur at times which are convenient to Mr. Dafoe, which may result in periodic interruptions or suspensions of product development. If the demands of the Company's business require the full business time of the executive officer, he is prepared to adjust his timetable to devote more time to the Company's business. However, there can be no assurance that the executive officer will be able to devote sufficient time to the management of the Company's business, as and when needed.


BECAUSE THE EXECUTIVE OFFICERS DO NOT HAVE DIRECT TECHNICAL TRAINING OR EXPERIENCE IN THE VOIP MARKETPLACE THE COMPANY MAY NEVER BE SUCCEFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

Our management has no direct experience in the licensing or development or marketing of VOIP technology and products. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard software engineering or managerial approaches which VOIP technology companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Risks Related To This Offering

WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, THUS SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT


Currently our stock is not traded on any exchange, and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations, causing our stock to be volatile.


The Company cannot apply directly to be quoted in the OTC Bulletin Board and that the stock would be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts the Company may not be able to convince any broker-dealers to act as market-makers and make quotations in the OTC Bulletin Board. It is the Company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

In the event our shares are traded, our stock could be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.


BECAUSE OUR COMPANY'S MANAGEMENT CURRENTLY OWNS 53% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS

VoQal management currently owns 53 % of the outstanding shares and will own 47% if the maximum shares are sold for this offering. Should the Company not sell all the shares in the offering the Company's sole Officer and Director may own more than 51% of the issued and outstanding shares. As a result he will be able to decide who will be directors and control the direction of the Company. Management interests may differ from the interests of the other stockholders. Factors that could cause their interests to differ from the interest of other stockholders include the impact of corporate transactions on business time and the ability to continue to manage the business, in terms of the amount of time they are able to devote to the Company.



BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR'S SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for exploration.

General Overall Risks Related to Investing in Our Company
---------------------------------------------------------

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our Common Stock in the foreseeable future but we plan to retain earnings, if any, for the operation, growth, and expansion of our business.


BECAUSE WE PLAN TO MARKET OUR PRODUCTS GLOBALLY WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION AND REGULATIONS WHICH MAY ADVERSELY AFFECT OUR COMPANY

A significant aspect of the Company's strategy is to promote and commercially exploit its products and services in global markets, as the Internet is an global medium. There can be no assurance that the Company will be able to market and operate its products and services in foreign markets successfully. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, software piracy, seasonal reductions in business activity in certain parts of the world and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's potential future international operations and, consequently, on the Company's business, operating results and financial condition.


The Company may sell its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations or financial condition. The Internet products and services of the Company will be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company's business, financial condition and results of operations.

OUR BUSINESS AND PRODUCTS MAY BE NEGAGATIVELY EFFECTED BY LEGAL CHALLENGES TO LICENSED PRODUCTS THE COMPANY HAS INTEGRATES INTO ITS OWN PRODUTS

The utilization or other exploitation of the products and services developed or offered by the Company may require it to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to its products and technologies. In the event the Company is unable, if so required, to obtain any necessary license or consent on terms which management of the Company considers to be reasonable, it may be required to cease developing, utilizing, or exploiting products or technologies affected by those copyrights or similar rights. In the event that the Company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could significantly affect the Company's ability to conduct business.

Forward-Looking Statements
--------------------------

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned mining exploration and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to continue mining exploration on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in conditions in our business, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of development and maintenance, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.25. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company.


                            If 25% of     If 50% of     If 75% of     If 100% of
                           Shares Sold   Shares Sold   Shares Sold   Shares Sold
                           -----------   -----------   -----------   -----------
GROSS PROCEEDS FROM
 THIS OFFERING             $    62,500   $   125,000   $   187,500   $   250,000
                           ===========   ===========   ===========   ===========
Less: OFFERING EXPENSES
       SEC Filing Expenses       2,077         2,077         2,077         2,077
                  Printing         250           250           250           250
                           -----------   -----------   -----------   -----------
            Transfer Agent       2,500         2,500         2,500         2,500
                           -----------   -----------   -----------   -----------
                     TOTAL $     4,827   $     4,827   $     4,827   $     4,827
                           -----------   -----------   -----------   -----------
Less: TECHNOLOGY LICENSE
      Consulting Services/
      Contract Programmers      12,000        24,000        36,000        48,000
                           -----------   -----------   -----------   -----------
   Initial Product License      20,000        44,000        62,000        83,000
                           -----------   -----------   -----------   -----------
    Additional Development
                  Software       4,000        10,000        15,000        20,000
                           -----------   -----------   -----------   -----------
   Deposit for Terminating
                  Services       5,000        10,000        20,000        27,000
                           -----------   -----------   -----------   -----------
                     TOTAL $    41,000   $    88,000   $   134,000   $   178,000
                           -----------   -----------   -----------   -----------
Less: SALES & MARKETING
      Web Site Development $     4,000   $     8,000   $    12,000   $    15,000
         Computer Hardware $     4,000   $     8,000   $    12,000   $    15,000
       Mass Email Campaign $     4,000   $     6,000   $     9,000   $    12,000

Less: ADMINISTRATION EXPENSES
       Office, Stationery,
       Telephone, Internet $     2,000   $     4,000   $     6,000   $     8,000
      Legal and Accounting $     4,000   $     6,000   $     9,000   $    14,000
                 Secretary           0             0             0        10,000
                           ===========   ===========   ===========   ===========
     TOTAL ESTIMATED COSTS $    61,827   $   124,827   $   186,827   $   248,827


The above figures represent only estimated costs.

Technology expenditures consists of fees paid for the right to use and brand name VOIP technology from one of several existing companies in the market place. Technology license consist of pre-purchasing a number of end user licenses that would be sold to the Company's customers. The greater amount of initial licenses purchased the lower the cost per individual licenses is. Additionally the more capital available for an initial license purchase will give the Company a greater range of venders to purchase from as VOIP technology licenses are not homogeneous and vary greatly from vendor to vender depending on features. Once a decision is made on purchasing a VOIP technology license the Company will have to hire a software consultant for software maintenance and support issues. The amount of time our software consultant will be able to dedicate to the Company will depend on funds raised in this offering.

The Company will have to purchase additional software products and licenses to run its core computers and to be able to support the VOIP technology it has licensed.

The Company to provide Internet telephony services will have to negotiate a contract with a terminator in the destination country. A terminator is a company that provides the service of delivering an Internet based phone into the local public switched telephone network as a local phone call. The charge for such service is dependant on call volume and initial deposit, the more money the company has to pay as an initial deposit the more favorable of a rate for call termination we will receive. The charge for call termination in a country is a per minute charge billed to the second.

Sales & marketing expense will include updating the website for e-commerce capabilities, installing and Internet enabled file server (computer) and mass marketing through electronic means of web links and direct emails.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $250,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

      *     our lack of operating history
      *     the proceeds to be raised by the offering
      * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
      *     our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.25 per share. This price is significantly greater than the price paid by officers and directors for common equity since the Company's inception on February 17, 2004. Officers and directors of the Company paid as low as $0.001 per share a difference of $0.249 per share lower than the share price in this offering.


Existing Stockholders if all of the Shares are Sold
---------------------------------------------------
Price per share                                                  $  0.25
Net tangible book value per share before offering                $  0.005
Potential gain to existing shareholders                          $  250,000
Net tangible book value per share after offering                 $  0.027
Increase to present stockholders in net tangible book value per $ 0.026 share after offering
Capital contributions                                            $  20,200
Number of shares outstanding before the offering                    8,440,000
Number of shares after offering held by existing stockholders       5,700,000
Percentage of ownership after offering                              60%

Purchasers of Shares in this Offering if all Shares Sold
--------------------------------------------------------
Price per share                                                  $  0.25
Dilution per share                                               $  0.224
Capital contributions                                            $  250,000
Percentage of Capital Contributions                                 93%
Number of shares after offering held by public investors            1,000,000
Percentage of ownership after offering                              9.4%

Purchasers of Shares in this Offering if 75% of Shares Sold
-----------------------------------------------------------
Price per share                                                  $  0.25
Dilution per share                                               $  0.23
Capital contributions                                            $  187,500
Percentage of Capital Contributions                                 90%
Number of shares after offering held by public investors            750,000
Percentage of ownership after offering                              8.1%

Purchasers of Shares in this Offering if 50% of Shares Sold
-----------------------------------------------------------
Price per share                                                  $  0.25
Dilution per share                                               $  0.237
Capital contributions                                            $  125,000
Percentage of Capital Contributions                                 86%
Number of shares after offering held by public investors            500,000
Percentage of ownership after offering                              5.5%

Purchasers of Shares in this Offering if 25% of Shares Sold
-----------------------------------------------------------
Price per share                                                  $  0.25
Dilution per share                                               $  0.243
Capital contributions                                            $  62,500
Percentage of Capital Contributions                                 75%
Number of shares after offering held by public investors            250,000
Percentage of ownership after offering                              2.8%

                            SELLING SECURITY HOLDERS


The following table sets forth information as of December,31, 2005, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering. NOTE: Our sole officer and director as of the date of this Prospectus own 4,450,000 common shares, which are subject to Rule 144 restrictions. The Company's former secretary/treasurer Mr. Kyle Splattstoesser owns 1,250,000 common shares, which are subject to Rule 144 restrictions.

The percentages determined in these calculations are based upon 8,440,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after the public offering:


------------------------- --------- -------- ------------ ------------ --------
Name and Address of       Ownership  Before  Total Shares Total Shares % Owned
Beneficial Owners of       Before   Offering  Offered For After        After
Common Stock              Offering    (1)        Sale     Offering     Offering
------------------------- --------- -------- ------------ ------------ --------
Robert Harris              420,000    4.97%     420,000         0          0%
Suite 406
1414 Barclay St.
Vancouver, BC
Canada V6G 1J4
------------------------- --------- -------- ------------ ------------ --------
Tony Tanti                 380,000     4.5%     380,000         0          0%
2670 Ottawa Street
West Vancouver, BC,
Canada V7V 1J4
------------------------- --------- -------- ------------ ------------ --------
Teddi Kardos               420,000    4.97%     420,000         0          0%
4768 Pilot House Road
West Vancouver, BC
Canada V7W 1J4
------------------------- --------- -------- ------------ ------------ --------
Christopher Brough         380,000     4.5%     380,000         0          0%
178 Fury Creek Drive RR2
Fury Creek BC
Canada V0N 3Z2
------------------------- --------- -------- ------------ ------------ --------
Tony Tai                   380,000     4.5%     380,000         0          0%
1925- 116a Street.
Delta, BC
Canada V4C 6Z3
------------------------- --------- -------- ------------ ------------ --------
Ian Beckett                380,000     4.5%     380,000         0          0%
3970 Southwood Street
Burnaby BC
Canada V5J2E7
------------------------- --------- -------- ------------ ------------ --------
Adrian Crimeni             380,000     4.5%     380,000         0          0%
Box 178
Rosedale, BC
Canada V0X 1X0
------------------------- --------- -------- ------------ ------------ --------


(1)Based on 8,440,000 common shares outstanding prior to the primary offering.
* Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

The shares were acquired in June, July and August 2004; we issued 2,740,000 common shares for total consideration of $13,700, which was accounted for as a purchase of common stock.


There has not been, and there is not any, material relationship between VoQal, the Company, and the selling shareholders. Over the past three years Mr. Dafoe, the Company's president, has performed contractual work including web design, business cards and corporate brochures for Mr. Harris, Mr. Brough, Mr. Tai and Mr. Crimeni.

                              PLAN OF DISTRIBUTION

We are offering 1,000,000 shares on a self-underwritten basis. The offering price is $0.25 per share for the duration of the offering.

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time and at the same price of $0.25 we are conducting this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 32.4% based upon 8,440,000 of our common shares that are issued and outstanding as of the date of this Prospectus.

We will sell the shares only through John Dafoe, our president and a director. Mr. Dafoe will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
          (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Dafoe is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Dafoe has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.


Only after our prospectus is effective by the SEC, do we intend to advertise, through tombtones, and hold investment meetings in various states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in VoQal and a possible investment in the offering.


We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

We intend to sell our shares outside of the United States of America only.

Offering Period and Expiration Date


This offering will start on the date of this prospectus becoming effective by the Securities and Exchange Commission and continue for a period of 90 days, unless extended by the Company for an additional 90 days..


Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

     1.   Execute and deliver a subscription agreement
     2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to " VOQAL COMMUNICATIONS, INC"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


The Company will not accept any subscriptions for shares or payments until this registration statement becomes effective with the Securities and Exchange Commission.


                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

General

VoQal Communications, Inc. ("VoQal") is a development stage Company and was organized on February 17, 2004 to enter into the Voice over Internet Protocol ("VoIP") service business. The Company intends to offer competitive long distance phone rates through the Internet with a marketing focus on various ethnic concentrations within the United States and globally. Initially, the Company will license existing personal computer (PC) based telephony technology (software called a soft phone) to begin offering its service, to establish it's branding. The Company intends to utilize commercially available technology for the first 24 months. Should the Company reached profitability the Company may begin development of its own proprietary technology.

Soft Phone is a computer software program that enables a desktop, laptop or workstation computer to function as a telephone using technology called Voice over Internet Protocol technology or VoIP. VoIP simply uses a computers existing Internet connection to carry a phone from point to point for free the same way email is sent. Equipped with a headset or a hand-held device (phone that plugs into a computer), and by using the numbers on the keyboard to dial, the computer with a soft phone software program can perform the full range of telephone features available through traditional systems, such as teleconferencing and call forwarding. Soft phones typically make use of the computer's existing sound card for audio input and output.

Currently the Company is not subject to any government approval or licensing requirements for the services the that Company is contemplating providing.

The Company is aware that several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. ACTA has petitioned the FCC to regulate Internet Service Providers ("ISPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs.

The telecommunications carriers feel that there is unfair competition, as telephone service providers that use the Internet as a delivery means are not regulated and do not have to pay any type of licensing fees.

Should the Federal Communications Commission require licensing and fees from companies providing telephony utilizing the Internet, VoQal cannot make assurances that it will be able to obtain any such licenses on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable. The cost of regulation and fees could completely undermine the Company's business plan and render the business infeasible.


Technology Background

VoIP short for Voice over Internet Protocol, a category of hardware and software that enables people to use the Internet as the transmission medium for telephone calls by sending voice data in packets using Internet Protocol (the language the Internet speaks "IP") rather than by traditional circuit transmissions of the Public Switched Telephone Networks (the language the telephone companies have traditionally used "PSTN"). One advantage of VoIP is that the telephone calls over the Internet do not incur a surcharge beyond what the user is paying for Internet access, much in the same way that the user doesn't pay for sending individual e-mails over the Internet.

Voice over The Internet Protocol (VoIP) works by taking the audio signal of telephone calls and translating it into digital data packets - a process called packet switching. The packets are then transmitted over the Internet in the same way as email. These digital packets are then reassembled back onto analog audio streams at the call's destination and then transferred to a PSTN (Public Switched Telephone Network) to complete the call.

From a consumer perspective, customers use an Internet enabled personal computer ("PC") running VoIP software that turns the computer into phone (software is known as a soft-phone). The call goes through the computers local Internet connection and is routed via the Internet to the destination city and country. Since the call travels the Internet to the destination country the long distance cost is nil, no cost to the Company. At the receiving end a business partner called a terminator receives the Internet phone call, converts the audio signal from digital to analog and then connects the call to the destination number via a local telephone service provider. Doing this circumvents the long distance charges as -the Internet carries the phone call from country to country for free, the same way email is sent.

In contrast, traditional international long distance calls are made using a technology called circuit switching that carries calls over international voice telephone networks. Carriers who require payments for their use typically own these networks. Circuit switching requires an open, dedicated connection between the caller and the recipient for the duration of the call. As a result, circuit-switching technology is less efficient than packet-switching technology, which allows data packets representing multiple conversations to be carried over the same line. This greater efficiency creates network cost savings that can be passed on to the consumer in the form of lower long distance rates.


Marketing

The Company intends to market to Asian Americans with a marketing plan and product branded "Call Home". The Company will promote through advertising in ethnic community newspapers its web site www.voqal.com. The Company will also use electronic advertising including emails to advertise its web site. The Company's web site will allow customers to have access to the Company's soft phone that will allow its customers to make phone calls to their home country at a lower rate than using their home telephone. The Company feels the product name and branding "Call Home" will have a special meaning to their target customer. The largest single population of Asian Americans is in the state of California; the Company will initially target the Asian population in that state. The Company intends to offer telephone connectivity from America to only one country initially being the Phillipines. The Company feels by focusing its marketing efforts to one Asian demographic at a time it will be able to provide a better single service than its competitors that attempt to provide Internet telephone service to all countries at once. The Company anticipates over its first 12 months on focusing in on three Asian American populations, Filipino, Chinese and Koreans. In the second 12 months the Company anticipates attracting global clients in the same target countries, Phillipines, China and Korea with a plan called "Call America". The company will deploy the same types of marketing in those countries focusing only on the ability to call the United States from the Company's website accessible in those countries.

Products and Services

The Company through its web site at www.voqal.com will allow customers to purchase calling time online similar to a calling card. For example a customer may purchase twenty dollars $20.00 worth of long distance time to the Phillipines. Once the customer has purchased the time via credit card, debit card, electronic check or other payment method they will be allowed access to the software that will turn their computer into a telephone. The customer will also receive a Personal Information Number or PIN that will identify them so they may use the time credit they have purchased. Once the Company's soft phone software is running on the Customers computer they may enter their PIN and begin making phone calls.

Product Launch

The Company anticipates it will hire its first VoIP consulting expert within 30 to 60 days of completing its offering. The Company further anticipates the VoIP software testing and licensing procedure to take an additional 90 days. Once the Company has purchased the VoIP technology it will use the Company anticipates it will hire additional software engineering consultants to build the Company's website and begin marketing its products. The company feels it will take an additional 120 days to complete a functioning website that may be capable of generating revenues from customers. From completion of the offering to the launch of the Company's product offering is estimated to be nine to ten months.

Competitive Advantages


There are many competitors in providing VoIP services in America today. These Companies include AT&T, Vonage, Skype, Yahoo and Google. VoQal feels that the Company has several advantages that will allow it to compete successfully against large competitors. Most of the Company's competitors have invested large amounts of money in infrastructure to provide global VoIP services to their customers. We anticipate that they are forced to keep their gross margins high to help amortize their capital investments, they must also maintain low volume low profit services and connects and subsidize those connections through their higher volume more profitable long distance routes. VoQal intends to only select and service the high volume high profit long distance routes for service. Many of VoQal's competitors incurred large capital expenditures in developing their own proprietary VoIP software rather than buying or licensing another company's product. Even though VoQal does at some time in the future plan to develop its own technology, the Company will get to market faster with lower capital costs through licensing technology rather than developing it. VoQal feels it can provide a comparable product at a lower cost than its competitors through low overhead and lower capital costs.

Competitive Disadvantages

The Company anticipates licensing technology that requires the knowledge and use of a personal computer connected to the Internet to place a phone call. The requirement for a personal computer and the general knowledge required to operate one creates a competitive disadvantage for the Company compared to using a land line telephone or a cellular phone to place a call. Generally using a computer connected to the Internet does not provide the mobility or convenience of a cellular phone, The Company's services will be restricted to those individuals that have access to a personal computer connected to the Internet and a general knowledge of computer usage. Additional equipment such as speakers, a microphone or a telephony headset would also be required in order to use the Company's anticipated technologies. The requirement for consumers to spend money on additional computer hardware is also a deterrent for comsumers considering using the Company's products or services as they become available.


Company History

On February 17, 2004 John Dafoe the Company's President founded the Company to enter into the VoIP business.

Employees


Currently our employee consists of our sole Officer and Director, who at present is not being paid.


Employees and Employment Agreements


At present, we have no employees other than our sole Officer and Director, who has not been compensated. There are no employment agreements in existence. We presently do not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Director. During the software development phase we intend to use the services of consultants to meet our software development needs and not hire employees.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


We are a start-up corporation attempting to enter into the VoIP service industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin providing VoIP services to customers. Accordingly, we must raise cash from sources other than revenues generated through our VoIP services. Our only other source for cash at this time is investments by others in this offering.


We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $62,500 We feel that if we can raise the maximum amount of the offering $250,000 the Company will be able to accelerate the implementation of its business strategies by hiring more marketing and software consultants. Our success or failure will be determined by the software technology that we can license and deploy to offer Internet telephony services to our customers. The Company will have to purchase in bulk an existing soft phone from a current vendor. There are several companies that have the technology the company would like to purchase. Some of the Company's potential vendors of a soft phone include SJ Labs of California, Firefly and Teleware of England. The more money we raise, the greater options we will have in negotiating a viable technology license and meet our target price. The more initial technology licenses we can purchase, the lower our cost per copy of the soft phone software will be and the more competitive our product offering will be. Since we do not know ultimately what our per license cost will be, until we begin testing soft phone software and negotiating with soft phone vendors, we cannot tell you if we will be successful and price competitive even if we raise the maximum amount of this offering. We will not begin negotiating a technology license until we have raised money from this offering. When an individual purchases a single copy of software for personal use and not for resale it is considered to be a software sale. When a Company like VoQal purchase multiple copies of software at a reduced price for the purpose of resale it is considered to be a software license.


To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find a Internet telephony technology that we can purchase and it is economically feasible to provide Internet telephony services, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our initial technology license, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.


At present our sole officer and director is unwilling to make any commitment to loan us any money at this time, but will reconsider if we can strike a viable technology licensing deal. His unwillingness to loan us additional money at this time is simply because he doesn't want to. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.


We will be initially licensing technology that will allow the Company to offer Internet telephony services to our target market segment. Our licensing and deployment strategy is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any significant equipment during the next twelve months. We will not buy any significant equipment until have launched our services and begun generating revenues that justify the purchase of our own Internet telephony equipment

If we are unable to complete any phase of technology licensing or deployment because we don't have enough money, we will cease operations until we raise more money. Attempting to raise additional capital after failing in any phase of our licensing or deployment plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. All of the software work on the licensed technology will be conduct by unaffiliated independent software consultants that we will retain and such services will be dependant on the amount of proceeds we receive from this offering (See "Use of Proceeds"). The independent contractors will be responsible for customizing and deploying the licensed Internet telephony software and general support of our computer systems and web site.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. VoQal Communications, Inc. was incorporated in the State of Nevada in February of 2004; we are a development stage Company attempting to provide Internet telephony services and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services (See "Risk Factors").

To become profitable and competitive, we must first license and then deploy VoIP technologies that will allow the company to implement its marketing strategies and offer an economically viable product and service.

We are seeking equity financing though this offering to provide for the capital required to implement our product licensing and subsequent development. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our product licensing or development.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

Results of Operations


Since inception (February 17, 2004) to December 31, 2005 VoQal has spent a total of $ 21,646 on start-up costs. VoQal has not generated any revenue from business operations. All proceeds currently held by VoQal are the result of the sale of common stock. To date the Company has sold 8,440,000 common shares for a total of $20,200 in capital.

The majority of the Company's expenditures have been in two areas. The Company incurred capital expenditures of $ 14,231dollars related to its accounting and audited financial statements. The Company incurred capital expenditures of $7,415 thousand dollars in office and general administration related to its website development, logo, and VoIP market research.


Since inception the majority of the Company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.

Liquidity and Capital Resources


As of the date of this registration statement, we have yet to generate any revenues from our business operations. On February 25, 2004 VoQal issued 2,250,000 shares of common stock to the director and President for cash proceeds of $0.001 per share. On February 25, 2004 VoQal issued 1,250,000 shares of common stock to the Company's Secretary/Treasurer/Director for cash proceeds of $0.001 per share In June 2004 VoQal issued 1,220,000 common shares for cash proceeds of $0.005 per share. In July 2004 VoQal issued 1,140,000 shares for cash proceeds of $0.005 per share. In August 2004 VoQal issued 380,000 for cash proceed of $0.005 per share. In March 2005 VoQal issued 200,000 to the President for cash proceed of $0.005 per share. As of December 31, 2005 our total assets were $2,975 and our total liabilities were $4,421.

                                   MANAGEMENT

Officers and Directors


Our directors serves until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president and our secretary/ treasurer/director is set forth below:


    Name and Address          Age                 Position(s)
---------------------------  -----   -------------------------------------------
John Dafoe                     54    President, Principal Executive Officer, and
2219 Sophia Street                   Principal Financial Officer and  member of
Vancouver, BC Canada V5V3T5          the Board of Directors

The persons named above have held their offices/positions since the inception of our Company and are expected to hold their offices/positions until the next annual meeting of our stockholders. Mr. Kyle Splattsoersser, the Company's secretary/treasurer since inception, resigned his position with the Company for personal reasons effective December 23, 2005.


Background of Officers and Directors

John Dafoe, President, CEO, Director

Since the inception of VoQal, John Dafoe has been our president, chief executive officer and a member of the board of directors. Mr. Dafoe, 54 is a graduate in Visual Communications from Langara College. He also attended the University of British Columbia where he obtained certificates in Internet marketing and database development and maintenance.

Mr. Dafoe is a technical marketing visionary and has been instrumental in the development of several high technology businesses including NetMinder Internet Communications Ltd. and Cypost Corporation LLC. While at NetMinder, Mr. Dafoe developed the Company's Internet & marketing strategies along with the design and creation of the Company's website. From 1998 to 2000 Mr. Dafoe was Director of Internet Communications for Cypost where he managed a team responsible for corporate and Internet communications, development and implementation of the Company's Customer Relations Management (CRM) systems and development of corporate identity and marketing collateral. Over the past decade, he has specialized in online sales and marketing strategies with a focus on corporate communications.

From 2000 to 2005 prior to founding VoQal Communications Inc. he has worked as an independent marketing consultant for several high technology ventures with an emphasis in the utilization of electronic media. Mr. Dafoe currently maintains his marketing & consulting business.



Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest. The only conflict that we foresee is Mr. Dafoe's devotion of time to projects that do not involve us. In the event that Mr. Dafoe's ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION


The following table sets forth the compensation paid by us from inception on February 17, 2004 through December 31, 2005. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to December 31, 2005. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                                           Summary Compensation Table
                                                                              Long-Term Compensation
                                           Annual Compensation           Awards      Payouts
      (a)          (b)      (c)      (d)          (e)          (f)         (g)          (h)              (i)
                                                                        Securities
                                                                        Restricted
                                                 Other        Under     Shares or                       Other
                                                Annual      Options/    Restricted                     Annual
Names Executive                                 Compen-       SARs        Share        LTIP            Compen-
  Officer and     Year     Salary   Bonus       sation       Granted      Units       Payouts          sation
   Principal      Ended    (US$)    (US$)        (US$)         (#)        (US$)        (US$)            (US$)
   Position
  John Dafoe      2004       0        0            0            0           0            0                0
   President      2005       0        0            0            0           0            0                0

We have did not pay any salaries in 2004 or 2005. We do not anticipate to begin paying salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.


Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors. As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and disposition power with respect to the shares.


                                            Number of       Percentage of
                                            Shares After    Ownership After
                              Number of     Offering        the Offering
                              Shares        Assuming all    Assuming all of
Name and Address              Before the    of the Shares   the Shares are
Beneficial Ownership [1]      Offering      are Sold        Sold
------------------------      ----------    -------------   ---------------
John Dafoe (President)
3319 Sophia Street            4,450,000       4,450,000         52.7%
Vancouver, British Columbia
Canada V5V 3T5

Kyle Splattstoessor           1,250,000       1,250,000         14.8%
10811 E. Springfield
Spokane, Wa
USA 99206

                              5,500,000       5,500,000         59.5%


 [1] The persons named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Dafoe is the only "promoter" of our Company.

Future Sales by Existing Stockholders

A total of 5,500,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on February 25, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Because our officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
 * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximate 60 % of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports


After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.


Stock Transfer Agent


We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, VoQal will act as its own transfer agent.


                              CERTAIN TRANSACTIONS


John Dafoe, our President and Director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Mr. Dafoe.


In February 2004, we issued a total of 3,500,000 shares of restricted common stock, 2,250,000 shares to John Dafoe, our President/Chairman and 1,250,000 to Kyle Splattstoessor our former secretary/treasurer, for total consideration of $3,500. This was accounted for as a purchase of common stock. In June 2004, we issued 2,000,000 shares of restricted common stock to John Dafoe, our President/Chairman for total consideration of $2,000, which was accounted for as a purchase of common stock.


In June and July of 2004 we issued 2,360,000 common shares for total consideration of $11,800, which was accounted for as a purchase of common stock. In August of 2004 we issued 380,000 common shares for total consideration of $1900, which was accounted for as a purchase of common stock.

In March of 2005 we issued 200,000 shares of restricted stock to John Dafoe the Company's President for total consideration of $1,000, which was accounted for as a purchase of common stock.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period from inception to December 31, 2005, by Dale Matheson Carr-Hilton Labonte Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia Canada V6E 1N9 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

James N. Barber, Attorney at Law, Suite 100, Bank One Tower 50 West Broadway, Salt Lake City, UT 84101 has acted as our legal counsel. Mr. Barber opined on the legality of the 3,740,000 shares of common stock offered through this prospectus.


                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:


        FINANCIAL STATEMENTS Audited December 31, 2005
        Balance Sheet                                          F2
        Statement of Operations and Deficit                    F3
        Statement of Stockholders' Equity                      F4
        Statement of Cash Flows                                F5
        NOTES TO THE FINANCIAL STATEMENTS                   F6-F8

--------------------------------------------------------------------------------











                           VoQal Communications, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 2005


















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Balance Sheets

Statements of Operations

STATEMENT OF STOCKHOLDERS' EQUITY

Statements of Cash Flows

Notes to Financial Statements

        DALE MATHESON
  CARR-HILTON LABONTE
---------------------
CHARTERED ACCOUNTANTS



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of VoQal Communications, Inc.

We have audited the balance sheets of VoQal Communications, Inc. (a development stage company) as at December 31, 2005 and December 31, 2004 and the statements of operations, changes in stockholders' equity (deficit) and cash flows the year ended December 31, 2005, for the period from February 17, 2004 (inception) to December 31, 2004, and the period February 17, 2004 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and cash flows and the changes in stockholders' equity (deficit) for the year ended December 31, 2005, the period from February 17, 2004 (inception) to December 31, 2004, and the period from February 17, 2004 (inception) to December 31, 2005, in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has a working capital deficiency at December 31, 2005, raising substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                            /s/Dale Matheson Carr-Hilton Labonte

                                                           CHARTERED ACCOUNTANTS


Vancouver, B.C.
February 1, 2006


                                       F1

                           VOQAL COMMUNICATIONS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS



                                                      December 31,  December 31,
                                                          2005         2004
================================================================================


                                     ASSETS

CURRENT ASSETS
 Cash                                                   $  2,975     $  7,197
--------------------------------------------------------------------------------

                                                        $  2,975     $  7,197
================================================================================



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

 Accounts payable and accrued liabilities               $  4,421     $    330
--------------------------------------------------------------------------------


GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
 Capital stock (Note 4)
  Authorized
   75,000,000 shares of common stock, $0.001 par value,
  Issued and outstanding
   8,440,000 shares of common stock (2004 - 8,240,000)     8,240
                                                                        8,440
  Additional paid in capital                              10,960
                                                                       11,760
  Deficit accumulated during development stage           (21,646)     (12,333)
--------------------------------------------------------------------------------

                                                          (1,446)       6,867
--------------------------------------------------------------------------------

                                                        $  2,975     $  7,197
================================================================================





    The accompanying notes are an integral part of these financial statements


                                       F2

                           VOQAL COMMUNICATIONS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                     February 17,   February 17,
                                                        2004            2004
                                          Year       (Inception)    (Inception)
                                         Ended            to             to
                                       December 31,   December 31,  December 31,
                                          2005           2004           2005
================================================================================


GENERAL AND
 ADMINISTRATIVE EXPENSES

  Office and general                  $     2,412    $     5,003    $     7,415
  Professional fees                         6,901          7,330         14,231
--------------------------------------------------------------------------------

NET LOSS                              $    (9,313)   $   (12,333)   $   (21,646)
================================================================================



BASIC NET LOSS PER SHARE              $     (0.00)   $     (0.00)
=================================================================

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES OUTSTANDING
                                        8,391,781      6,668,172
=================================================================













    The accompanying notes are an integral part of these financial statements


                                       F3

                                 VOQAL COMMUNICATIONS, INC.
                                (A Development Stage Company)

                         STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                    Deficit
                                    Common Stock                   Accumulated
                               ---------------------   Additional    During
                               Number of                Paid-in    Development
                                shares        Amount    Capital       Stage          Total
============================================================================================

Balance, February 17, 2004             -     $     -    $     -      $      -      $     -
Common stock issued for
 cash at $0.001 per share
   April 1, 2004               3,500,000       3,500          -             -        3,500
   June 4, 2004                2,000,000       2,000          -             -        2,000
Common stock issued for
 cash at $0.005 per share
   June 23, 2004                 840,000         840      3,360             -        4,200
   July 22, 2004               1,520,000       1,520      6,080             -        7,600
   August 7, 2004                380,000         380      1,520             -        1,900

Net loss for the period                -           -          -       (12,333)     (12,333)
--------------------------------------------------------------------------------------------

Balance, December 31, 2004     8,240,000       8,240     10,960       (12,333)       6,867

Common stock issued for cash
 at $0.005 per share
   March 30, 2005                200,000         200        800             -        1,000

Net loss for the year                  -           -          -        (9,313)      (9,313)
--------------------------------------------------------------------------------------------
Balance, December 31, 2005     8,440,000     $ 8,440    $11,760      $(21,646)     $(1,446)
============================================================================================









          The accompanying notes are an integral part of these financial statements

                                             F4


                           VOQAL COMMUNICATIONS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                     February 17,  February 17,
                                                        2004           2004
                                         Year        (Inception)   (Inception)
                                         Ended           to             to
                                       December 31,  December 31,  December 31,
                                          2005          2004           2005
================================================================================

CASH FLOWS FROM
 OPERATING ACTIVITIES
  Net loss                              $ (9,313)     $(12,333)     $(21,646)
  Adjustments to reconcile
   net loss to net cash used
   in operating activities:
  - accounts payable and accrued
    liabilities                            4,091           330         4,421
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES     (5,222)      (12,003)      (17,225)
--------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock         1,000        19,200        20,200
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH               (4,222)        7,197         2,975

CASH, BEGINNING OF PERIOD                  7,197             -             -
--------------------------------------------------------------------------------

CASH, END OF PERIOD                     $  2,975      $  7,197      $  2,975
================================================================================




Supplemental disclosures with respect to cash flows:

Cash paid for:

  Interest                                 $      -        $      -    $      -
================================================================================

  Income taxes                             $      -        $      -    $      -
================================================================================






    The accompanying notes are an integral part of these financial statements


                                       F5

                           VOQAL COMMUNICATIONS, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2005

================================================================================

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

VoQal Communications, Inc. ("VoQal") is in the initial development stage and has incurred losses since inception totalling $21,646. The Company was incorporated on February 17, 2004 in the State of Nevada. The Company's fiscal year end is December 31. The Company was organized to enter into the Voice over the Internet Protocol ("VoIP") service business. The Company intends to offer competitive long distance phone rates through the Internet with a marketing focus on various ethnic concentrations within the United States and internationally. To date the Company has had no business operations. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include adjustments and classification of assets and liabilities that might be necessary should the Company be unable to continue operations. The Company is funding its initial operations by way of a Private Placement Offering Memorandum for 18,000,000 shares at $0.005 per share. As of December 31, 2005 the Company had issued 8,440,000 shares and had received $20,200 in proceeds from the sale of the Company's common stock of which 2,940,000 shares were issued at $0.005 per share for total proceeds of $14,700 pursuant to the Private Placement Offering Memorandum.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Any exchange gains or losses incurred are reported in the statement of operations.



                                       F6

VOQAL COMMUNICATIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
================================================================================


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

Stock-based Compensation
In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation." The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing for the period ended December 31, 2004. As the Company has not granted any stock options, no pro-forma disclosure is required.

The Company has elected to account for stock  options  granted to employees  and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB No. 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions. SFAS No. 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment, which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS No. 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.


                                       F7

VOQAL COMMUNICATIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
================================================================================


NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

In accordance with the requirements of SFAS No. 107, Disclosures about fair value of Financial Instrumnents, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at December 31, 2005 the Company has not granted any stock options or issued any warrants and has not recorded any stock-based compensation.

During the period ended December 31, 2004, certain directors purchased 5,500,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $5,500.

Private Placement
On June 11, 2004 the Company issued a Private Placement Offering Memorandum offering up to 18,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $90,000. As of December 31, 2005 the Company had issued 2,940,000 shares and had received $14,700 in total proceeds from the issuance of the Company's common stock.

NOTE 5 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted FASB No. 109, Accounting for Income Taxes, for reporting purposes. As of December 31, 2005, the Company had net operating loss carry forwards of approximately $22,000 that may be available to reduce future years' taxable income. These loss carry forwards will expire commencing 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.











                                       F8

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dale Matheson Carr-Hilton Labonte Chartered Accountants, from their Vancouver, British Columbia office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

               Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

              SEC Filing Fee            110         110        110        110
                    Printing            250         250        250        250
                                    -------     -------    -------    --------
              Transfer Agent          2,500       2,500      2,500      2,500
                                    -------     -------    -------    --------
                       TOTAL        $ 2,860     $ 2,860    $ 2,860    $ 2,860
                                    -------     -------    -------    --------

Recent Sales of Unregistered Securities

(a) Prior sales of common shares


VoQal is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of December 31, 2005, we had issued 5,500,000 common shares to the directors and officers for total consideration of $6,500. In addition we have issued 2,740,000 common shares for total consideration of $13,700 to a total of seven (7) registered shareholders. all of whom are resident outside the United States. There are no United States shareholders of record who own shares in VoQal.


VoQal is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, VoQal has sold the following securities which were not registered under the Securities Act of 1933, as amended:

The Company sold shares in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The Company's shareholders are not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.

We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

February 25, 2004

VoQal issued 2,500,000 common shares to the director and President of the Company for cash proceeds of $0.001 per share.

February 25, 2004

VoQal issued 1,250,000 common shares to the Company's secretary/treasurer/director for cash proceeds of $0.001 per share.

June 7, 2004

VoQal issued 2,000,000 common shares to the and President of the Company for cash proceeds of $0.005 per share

June 11, 2004

VoQal issued 420,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

June 14, 2004

VoQal issued 380,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

June 16, 2004

VoQal issued 420,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

July 5, 2004

VoQal issued 380,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

July 6, 2004

VoQal issued 380,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

July 7, 2004

VoQal issued 380,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

August 5, 2004

VoQal issued 420,000 common shares to one (1) individual investor for cash proceeds of $0.005 per share.

March 29, 2005

VoQal issued 200,000 common shares to the president and for cash proceeds of $0.005 per share.

We issued the foregoing restricted shares of common stock to the above named nine (9) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to VoQal.

Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.


(b)  Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.


Exhibit No.     Document Description
-----------     --------------------
*3.1             Articles of Incorporation
*3.2             Bylaws of VoQal Communications, Inc.
*4.1             Specimen Stock Certificate
*5.1             Opinion of James N. Barber regarding the legality of the
                 securities being registered
23.1             Consent of Dale Matheson Carr-Hilton Labonte Chartered
                 Accountants
99.1             Subscription Agreement


(b)  Description of Exhibits


*Exhibit 3.1
------------

Articles of Incorporation of VoQal Communications, Inc dated February 05, 2004.

*Exhibit 3.2
------------

Bylaws of VoQal Communications, Inc.

*Exhibit 4.1
------------

Specimen Stock Certificate.


*Exhibit 5.1
------------

Opinion of James N. Barber Attorney At Law, Suite 100, Bank One Tower 50 West Broadway, Salt Lake City, UT dated August 18, 2005 regarding the legality of the securities being registered in this registration statement.

Exhibit 23.1
------------
Consent of Dale Matheson Carr-Hilton Labonte Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia Canada V6E 1N9 regarding the use in this registration statement of their report of the auditors and financial statements of VoQal Communications Inc for the period ending December 31, 2005

Exhibit 99.1
------------
Subscription Agreement


*Previously filed with Form SB-2 on May 12, 2005



                                  UNDERTAKINGS


Presently the director and officer of VoQal are not covered by liability insurance. However, VoQal's Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of VoQal exists which would affect his liability in that capacity.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 8th day of May 2006.

VoQal Communications, Inc.


/s/ John Dafoe
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints John Dafoe, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/ John Dafoe                                                  May 8, 2006
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

--------------------------------------------------------------------------------